Exhibit 10.1

EXECUTIVE RETIREMENT AGREEMENT

THIS AGREEMENT entered into this 2nd of October, 2006 and becoming effective as of May 11, 2006 between Smurfit-Stone Container Corporation, a Delaware corporation, having its principal office in Chicago, Illinois (“Smurfit-Stone”), and STEVEN J. KLINGER (“Executive”);

W I T N E S S E T H:

WHEREAS, Executive is and will be rendering valuable services to Smurfit-Stone and its Affiliates, and Smurfit-Stone desires to receive the benefit of Executive’s continued loyalty, service and counsel and to provide Executive and/or Executive’s eligible beneficiaries with benefits in the event of Executive’s retirement or death;

IT IS HEREBY AGREED:

1.             Definitions

For purposes of this Agreement, the capitalized terms in this Agreement shall have the meanings set forth below:

(a)           Actuarial Equivalent. The term “Actuarial Equivalent” shall mean a benefit of equivalent value determined using the “applicable mortality table” and the “applicable interest rate” prescribed under Section 417(e)(3) of the Code or any successor provision of the Code as of the November 1 preceding the Plan Year in which the distribution is made.

(b)           Affiliate. The term “Affiliate” shall mean (A) any entity that directly or indirectly, is controlled by Smurfit-Stone, (B) any entity in which Smurfit-Stone has a significant equity interest, (C) the parent entity of Smurfit-Stone, and (D) any entity that is under common control with Smurfit-Stone.  For purposes of this Agreement, an Affiliate shall be considered an Affiliate only for periods during which the Affiliate meets this definition of Affiliate.

(c)           Annuity Equivalent. The term “Annuity Equivalent” of a given benefit shall mean an Actuarial Equivalent benefit in the Normal Form determined as of Executive’s Retirement Benefit commencement date and based on the statutory restrictions on qualified plan benefits (if applicable) as in effect on Executive’s Termination Date.

(d)           Average Monthly Cash Salary. The term “Average Monthly Cash Salary” shall mean the greater of (i) Executive’s total Cash Salary for the highest four (4) Consecutive calendar years during the last ten (10) calendar years of employment with Smurfit-Stone and its Affiliates divided by 48, or (ii) Executive’s average monthly Cash Salary for the last forty-eight (48) calendar months of employment with Smurfit-Stone and its Affiliates (or, if fewer, all calendar months of his or her employment with

Smurfit-Stone and its Affiliates which immediately precede Executive’s Termination Date

(e)           Beneficiary. The term “Beneficiary” shall mean the Executive’s Spouse at the time of the Participant’s death unless prior to his death, (i) Executive has designated in writing another person(s) (which may include a trust or Executive’s estate) as Beneficiary, and (ii) his Spouse at the time of such designation has consented in writing to such other Beneficiary.  If no Beneficiary has been effectively designated by Executive at the time of his or her death and if Executive has no Spouse at that time, any amounts payable to the Executive under this Agreement at the time of his death shall be payable to the Executive’s estate.

(f)            Cash Salary. The term “Cash Salary” shall mean base salary and annual incentive bonuses paid by Smurfit-Stone or its Affiliates, and any such cash salary or annual incentive bonus which Executive elected to defer, and excludes, without limitation, severance payments or any payment made upon the termination of Executive’s employment (regardless of whether such payment is characterized as a severance payment), compensation under any long-term incentive program, any bonus (other than the annual incentive bonus), and any other incentive compensation. For purposes of this Agreement, the annual incentive bonus shall be counted in the year in which such annual incentive bonus is paid.

(g)           Company-Provided Benefits. The term “Company-Provided Benefits” shall mean any benefit accrued by Executive while participating in a Smurfit-Stone retirement plan or similar arrangement during Executive’s employment with Smurfit-Stone and/or its Affiliates, excluding any accruals from a retirement plan or similar arrangement that are attributable to (i) Cash Salary deferrals elected by Executive, (ii) any accruals attributable to matching contributions made by Smurfit-Stone and credited to Executive under a qualified retirement plan maintained by Smurfit-Stone and/or its Affiliates, and (iii) any Retirement Benefit provided pursuant to this Agreement.

(h)           Disabled.  The term “Disabled” shall mean “totally disabled” as defined under the long-term disability plan in effect generally for salaried employees of Smurfit-Stone at Executive’s Termination Date (regardless of whether Executive actually participates in that plan at the time), as determined by the administrator of such plan.

(i)            G-P Provided-Benefits. The term ‘G-P Provided Benefits” shall mean the vested benefit received by Executive under the qualified and nonqualified deferred compensation plans and arrangements of the Georgia-Pacific Corporation, as set forth on the attached Exhibit A.

(j)            Normal Form. The term “Normal Form” shall mean a single life annuity.

(k)           Retirement Benefit. The term “Retirement Benefit” shall mean a Full or Vested Retirement Benefit, as applicable, provided pursuant to the terms of this Agreement.

(l)            Service. The term “Service” shall mean a period of unbroken employment with Smurfit-Stone and/or its Affiliates, provided however that employment with an Affiliate shall be counted only for periods during which the Affiliate met the definition of Affiliate.

(m)          Spouse. The term “Spouse” shall mean the person to whom the Executive is married (if any), as determined as of any date under applicable state law.

(n)           Termination Date. The term “Termination Date” shall mean the date of Executive’s termination of employment with Smurfit-Stone and its Affiliates.

2.             Full Retirement Benefit

(a)           Executive shall be entitled to receive a Full Retirement Benefit if Executive’s employment with Smurfit-Stone and its Affiliates terminates after Executive having completed at least fifteen (15) years of Service.

(b)           The Full Retirement Benefit shall commence on the first day of the seventh (7th) full month following Executive’s Termination Date and shall be paid in five (5) substantially equal annual installments, the last four (4) annual installment payments to be made on the successive anniversary dates of the original installment payment.

(c)           The Full Retirement Benefit payable shall be calculated as follows:

(1)           Determine a benefit based on a monthly amount that equals fifty percent (50%) of Executive’s Average Monthly Cash Salary, payable in the Normal Form; and

(2)           Subtract the Annuity Equivalent of any G-P-Provided Benefits payable to or on behalf of Executive; and

(3)           Subtract the Annuity Equivalent of any Company-Provided Benefits; and

(4)           Determine the single sum amount that is the Actuarial Equivalent of the Executive’s benefit resulting from the calculations in paragraphs (1), (2), and (3), immediately above.

3.             Vested Retirement Benefit

(a)           Executive shall be entitled to receive a Vested Retirement Benefit if Executive’s employment with Smurfit-Stone and its Affiliates terminates for reason other that Executive having become disabled, and such termination occurs prior to Executive having completed fifteen (15) years of Service.

(b)           The Vested Retirement Benefit shall commence on the first day of the seventh (7th) full month following the Executive’s Termination Date or the Executive’s attainment of the age of sixty-two (62) years, which ever last occurs, and shall be paid in five (5) substantially equal annual installments, the last four (4) annual installment payments to be made on the successive anniversary dates of the original installment payment.

(c)           The Vested Retirement Benefit payable shall be calculated as follows:

(1)           Determine the monthly amount under Paragraph 2(c)(l);

(2)           Subtract the Annuity Equivalent of any G-P-Provided Benefits payable to or on behalf of Executive; and

(3)           Subtract the Annuity Equivalent of any Company-Provided Benefits payable to or on behalf of Executive; and

(4)           Multiply the result by a fraction, the numerator of which shall equal the number of Executive’s completed years of Service at the Termination Date or fifteen (15), whichever is less, and the denominator of which shall be fifteen (15); and

(5)           Determine the single sum amount that is the Actuarial Equivalent of the Executive’s benefit resulting from the calculations in paragraphs (1), (2), (3) and (4), immediately above.

4.             Disability Retirement Benefit

(a)           Executive shall be entitled to receive a Disability Retirement Benefit if  Executive’s employment with Smurfit-Stone and its Affiliates terminates prior to Executive’s attainment of the age of sixty-two (62) by reason of Executive having become Disabled, and (ii) Executive has completed at least one (1) year of Service.

(b)           The Disability Retirement Benefit shall commence on the first day of the seventh (7th) full month following the Executive’s Termination Date and shall be paid in five (5) substantially equal annual installments, the last four (4) annual installment payments to be made on the successive anniversary dates of the original installment payment.

(c)           The monthly Disability Retirement Benefit payable shall be calculated as follows:

(1)           Determine the Executive’s Full Retirement Benefit as provided in Paragraph 2(c)(1);

(2)           Multiply the result in subparagraph (1) by the appropriate early retirement commencement percentage as indicated below:

Age of Executive At Termination Because of Disability	Percentage
61	94%
60	88%
59	82%
58	76%
57	70%
56	64%
55	58%
54 and prior	50%

(3)           Subtract the Annuity Equivalent of any G-P-Provided Benefits payable to or on behalf of Executive; and

(4)           Subtract the Annuity Equivalent of any Company-Provided Benefits payable to or on behalf of Executive; and

(5)           Determine the single sum amount that is the Actuarial Equivalent of the Executive’s benefit resulting from the calculations in paragraphs (1), (2), (3) and (4), immediately above.

5.             Pre-Retirement Survivor Benefits

(a)           A Pre-Retirement Survivor Benefit shall be paid to the Executive’s Beneficiary in accordance with this Section 5 in the event of the Executive’s death prior to the commencement of his Full or Vested Retirement Benefit and after the Executive has completed at least one (1) year of Service.  The Pre-Retirement Survivor Benefit shall be paid to the Executive’s Beneficiary in a single sum on the first day of the month following the Executive’s date of death.

(b)           The Pre-Retirement Survivor Benefit shall be calculated as follows:

(1)           Determine the Executive’s Full Retirement Benefit or Vested Retirement Benefit, whichever applies based upon the Executive’s years of Service at the time of his death and as if the Executive had survived to age 62; and

(2)           Multiply the result by the appropriate early percentage as indicated below:

Age of Executive At Death	Percentage
62 or older	50%
61	47%
60	44%
59	41%
58	38%
57	35%
56	32%
55	29%
54 and prior	25%

6.             Post-Retirement Survivor Benefit

In the event of the Executive’s death after payment to him of his Retirement Benefit has commenced, the remaining installments payable to the Executive shall be paid to his Beneficiary in a single sum on the first day of the month following the Executive’s date of death.

7.             Source of Benefits

Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between Smurfit-Stone and Executive, or Executive’s spouse, or any other person. This Agreement does not create any escrow account, trust fund or any other form of asset segregation. Any Retirement Benefits due under the provisions of this Agreement shall be paid from the general assets of Smurfit-Stone, except that in the discretion of Smurfit-Stone, any Retirement Benefit payment may be made from a trust, if any, established by Smurfit-Stone for such purpose.

8.             Restrictive Covenants

Executive agrees that Section 8 (“Restrictive Covenants”) of his employment agreement with the Company that is effective as of May 11, 2006 (“Employment Agreement”), which is herein incorporated into this Agreement by reference, will apply to this Agreement. Executive further agrees that if Executive violates any provision of Section 8 of the Employment Agreement, Executive will forfeit his right to all payments and benefits under this Agreement.

9.             Assignment; Successors

This Agreement shall inure to the benefit and be binding upon Smurfit-Stone and its successors.  Smurfit-Stone may not assign this Agreement without the Executive’s written consent, except that Smurfit-Stone’s obligations under this Agreement shall be the binding legal obligations of any successor to Smurfit-Stone by sale, and in the event of any transaction that results in the transfer of substantially all of the assets or business of Smurfit-Stone, Smurfit-Stone will use its best efforts to cause the transferee to assume the obligations of Smurfit-Stone under this agreement.  The Executive may not assign this Agreement during his life.  Upon the Executive death this Agreement will inure to the benefit of Executive’s heirs, legatees, and legal representatives of the Executive’s estate.

10.          Other Benefit Plans

The Retirement Benefits provided for by this Agreement shall not constitute “compensation” for purposes of computing compensation for any benefit plan maintained by Smurfit-Stone or its Affiliates.

11.          Enforcement

All actions for the enforcement of any rights under, or interpretation of, this Agreement shall be brought in courts within Cook County, Illinois, and Executive hereby consents and submits to the venue and jurisdiction of any local, state, or federal court located within Cook County, Illinois (to the extent that jurisdictional requirements permit). The laws of the Sate of Illinois shall govern the validity, interpretation, construction and performance of this Agreement, without regard to the conflict of laws principles and shall be liberally construed to maximize protection of Smurfit-Stone’s rights in its trade secrets and confidential information.

12.          Compliance with Code Section 409A

It is intended that this Agreement comply with the requirements of section 409A(a)(2) through (4) of the Internal Revenue Code of 1986, as amended, and all regulations and guidance issued thereunder.  This Agreement shall be interpreted for all purposes in accordance with this intent and may be amended by Smurfit-Stone at any time if such amendment is deemed, in Smurfit-Stone’s sole discretion, necessary to satisfy this intent.

13.          Notices

Notices given pursuant to this Agreement shall be in writing and shall be deemed received when personally delivered, or on the date of written confirmation of receipt by (i) overnight carrier, (ii) telecopy, (iii) registered or certified mail, return receipt requested, addressee only, postage prepaid, or (iv) such other method of delivery that provides a written confirmation of delivery.  Notice to Smurfit-Stone shall be directed to:

Smurfit-Stone Container Corporation

150 North Michigan Avenue

Chicago, Illinois 60610

Attention:  General Counsel

Smurfit-Stone may change the person and/or address to whom the Executive must give notice under this Section by giving the Executive written notice of such change, in accordance with the procedures described above.  Notices to or with respect to the Executive shall be directed to the Executive, or to the Executive’s executors, personal representatives or distributes, if the Executive is deceased, or the assignees of the Executive, at the Executive’s home address on the records of Smurfit-Stone.

14.          Withholding

Smurfit-Stone may withhold from any payment that it is required to make under this Agreement amounts sufficient to satisfy applicable withholding requirements under any federal, state or local law.

15.          Amendment or Termination

This Agreement may be amended at any time by written agreement between Smurfit-Stone and the Executive.

16.          Severability

If any provision(s) of this Agreement shall be found invalid or unenforceable by a court of competent jurisdiction, in whole or in part, then it is the parties’ mutual desire that such court modify such provision(s) to the extent and in the manner necessary to render the same valid and enforceable, and this Agreement shall be constructed and enforced to the maximum extent permitted by law, as if such provision(s) had been originally incorporated herein as so modified or restricted, or as if such provision(s) had not been originally incorporated herein, as the case may be.

17.          Entire Agreement

This Agreement sets forth the entire agreement and understanding between Smurfit-Stone and the Executive, and supersedes all prior agreements and understandings, written or oral, relating to the subject matter hereof.

18.          Consultation With Counsel

Executive acknowledges that he has had a full and complete opportunity to consult with counsel of the Executive’s own choosing concerning the terms, enforceability and implications of this Agreement, and Smurfit-Stone has made no representations or warranties to the Executive concerning the terms, enforceability or implications of this Agreement other than as are reflected in this Agreement.

19.          No Waiver

No failure or delay by Smurfit-Stone or the Executive in enforcing or exercising any right or remedy hereunder shall operate as a waiver thereof.  No modification, amendment, or waiver of this Agreement nor consent to any departure by the Executive from any of the terms or conditions thereof, shall be effective unless in writing and signed by the Chairman of Smurfit-Stone’s Board of Directors.  Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

20.          Effect on Other Obligations

This Agreement shall supplement the employment agreement (“Employment Agreement”) between the parties effective as of May 11, 2006, the provisions of which shall continue in full force and effect.  Except as provided herein with respect to Company-Provided Benefits, the payments and benefits herein provided to be paid to the Executive by Smurfit-Stone shall be made without regard to, and in addition to any other payments or benefits required to be paid the Executive at any time hereafter under the terms of the Employment Agreement or under any other policy of Smurfit-Stone relating to compensation, or retirement or other benefits.  Except as provided herein with respect to G-P Provided Benefits, no payments or benefits provided the Executive hereunder shall be reduced by any amount the Executive may earn or receive from employment with another employer or from any other source.

21.          Survival

All Sections of this Agreement survive beyond the term of Executive’s employment with Smurfit-Stone except as otherwise specifically stated.

22.          Headings

The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

23.          Counterparts

The parties may execute this Agreement in one or more counterparts, all of which together shall constitute one Agreement.

24.          Term of Employment

Nothing in this Agreement shall be construed as providing a term of employment.

IN WITNESS WHEREOF, Smurfit-Stone Corporation has caused this Agreement to be executed by its duly authorized Executive and Executive has hereunto set his/her hand as of the date first above written.

SMURFIT-STONE CONTAINER CORPORATION

By:	/s/ Patrick J. Moore

EXECUTIVE:

/s/ Steven J. Klinger
Steven J. Klinger

October 2, 2006
Date Signed